Exhibit B-4

                                                             PRELIMINARY DRAFT
                                                             -----------------

                                                             1/9/2001

                                                             SUBJECT TO REVISION
                                                             -------------------

                                     FORM OF
                            DEBT ASSUMPTION AGREEMENT

     THIS DEBT ASSUMPTION AGREEMENT, dated as of      , 200 , is between [the
                                                 -----     -
Intermediate Transmission Entity], a [corporation/limited liability company] (hereinafter called the "Assumption Party") and [Entergy Louisiana, Inc., Entergy Gulf States-LA, Entergy New Orleans, Inc., Entergy Arkansas, Inc. or Entergy Mississippi, Inc.], a corporation (hereinafter called "the Operating Company").

                                    RECITALS

     1.   The Operating Company, a             corporation, has heretofore
                                   -----------
entered into the indentures and has issued the series of outstanding debt listed in Schedule A hereto (the "Outstanding Debt").

     2.   [Insert appropriate state legislation, if any "the Act"]

     3. The Federal Energy Regulatory Commission ("FERC"), pursuant to FERC Order 2000 established December 15, 2000 as the date by which FERC-jurisdictional transmission facilities must be committed to an independent Regional Transmission Organization.

     4. As part of the Operating Company's plan to comply with [the Act and] FERC Order 2000, the Operating Company is transferring transmission assets to the Assumption Party, and the Assumption Party agrees to assume certain obligations to the Outstanding Debt.

     5. As compensation to the Operating Company for the allocation of assets to the Assumption Party, and notwithstanding the sole liability of the Operating Company on the Outstanding Debt, the Assumption Party wishes to assume certain liabilities of the Operating Company on Outstanding Debt on the terms and to the extent set forth herein.

     6. To secure the obligations of the Assumption Party to the Operating Company hereunder, but not to secure the obligations of the Assumption Party to the trustee for, or the holders of, Outstanding Debt pursuant to the Operating Company are entering into the Mortgage, Deed of Trust and Security Agreement
dated as of      , 200  (as it may be supplemented as amended from time to time,
            -----     -
the "Security Agreement"), in which the Assumption Party grants the Operating Company a lien on and security interest in certain properties of the Assumption Party allocated to the Assumption Party in the division.

                                    AGREEMENT

     In consideration of the premises and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Assumption Party and the Operating Company DO HEREBY AGREE as follows:

Section 1. Assumption of Obligations
           -------------------------

     (a.) The Assumption Party hereby assumes on the basis set forth in the Instrument of Assumption appended hereto as Exhibit A all of the obligations of the Operating Company to pay to the applicable trustee for each series of the Outstanding Debt listed on Schedule A the aggregate principal amount of such series of Outstanding Debt listed on Schedule A hereto as having been assumed (such portion of the Outstanding Debt so assumed, the "Assumed Debt") and interest on the Assumed Debt, such amounts to be paid on the dates, in the amounts and in the manner provided for by the Outstanding Debt and the applicable indenture relating thereto, whether at maturity, upon redemption or otherwise (but not upon the acceleration of maturity of any Assumed Debt not caused by the default of the Assumption Party); provided, however, that so long as no Event of Default (as hereinafter defined) shall have occurred hereunder, the Assumption Party shall not have assumed the obligation to make payments due upon the voluntary redemption of Outstanding Debt except for redemptions directed by the Assumption Party in accordance with Section 3 hereof; and provided, further, that the redemption of Outstanding Debt of any series or purchase and cancellation of Outstanding Debt of any series at the direction of, and with funds provided by, the Assumption Party in accordance with Section 3 hereof shall reduce the amount of Assumed Debt of such series by the principal amount of the Outstanding Debt so redeemed or purchased.

     (b.) Concurrently with the execution and delivery hereof, the Assumption Party shall execute and deliver to the Operating Company and each trustee identified on Schedule 1 hereto, an Instrument of Assumption, in substantially the form thereof attached hereto as Exhibit A with such changes as the parties may agree upon, to evidence the assumption of obligations referred to in subsection (a) of this Section 1.

Section 2. Reimbursement to the Operating Company
           --------------------------------------

     In the event that the Assumption Party shall have failed to pay when due any of the obligations assumed by it hereunder and, following such failure, the Operating Company shall have paid such obligation, the Assumption Party shall immediately reimburse the Operating Company the full amount so paid by the Operating Company. Any amount remaining not so immediately reimbursed by the
Assumption Party shall bear interest payable       at an annual rate equal to
                                             -----
   , or the maximum legal rate, whichever is less.
---

Section 3. Redemption or Purchase of Assumed Debt.
           --------------------------------------

     (a.) Except as provided for in subsection (d.) below, the Operating Company shall take such action under the indenture pursuant to which a series of Assumed Debt has been issued as shall be directed by the Assumption Party to voluntarily redeem all or a portion of the Outstanding Debt of such series in an amount not to exceed the Assumed Debt portion of such series, but, so long as no Event of Default (as hereinafter defined) shall have occurred and be continuing, shall take no action other than as directed by the Assumption Party to voluntarily redeem such series of Outstanding Debt in an amount which would cause the Assumed Debt portion of such series to be redeemed.

     (b.) To the extent not prohibited under the terms of any Assumed Debt or the indenture relating thereto, the Assumption Party may purchase, in any manner permitted by law, Assumed Debt of any series and direct the Operating Company to deliver such purchased Assumed Debt to the applicable trustee for cancellation.

     (c.) For the one series of Outstanding Debt that shall not have become due and payable before August 1, 2005 as listed on Schedule A hereto, the Assumption Party will use its best efforts to issue securities and to utilize the proceeds thereof in accordance with this Section 3 to cause the redemption or purchase and cancellation of such Assumed Debt on or prior to 200 .
                                                        -

     (d.) At any time, the Assumption Party may direct the Operating Company to voluntarily redeem all or a part of the Assumed Debt of any series in accordance with its terms. Upon the delivery of the principal and accrued interest payable upon such redemption, the obligations of the Assumption Party with respect to such Assumed Debt shall be satisfied, notwithstanding that the Operating Company may have applied such principal and interest to the redemption of other Outstanding Debt (the "Redeemed Debt"), but, if the Redeemed Debt shall have been assumed in whole or in part by the Assumption Party, the obligations of the Assumption Party in respect of the Redeemed Debt shall continue as if the redemption had not occurred. The Assumption Party understands and agrees that, concurrently with the execution and delivery of this Assumption Agreement, The Operating Company is entering into assumption agreements with [other companies] (the "Other Assumption Agreements") which contain a provision to the same effect as this Section 3 (d), and that any redemptions of Outstanding Debt by pursuant to the Other Assumption Agreements shall not reduce the obligations of the Assumption Party hereunder, notwithstanding that all or a portion of the Assumed Debt is no longer outstanding, and such obligations shall continue as if the redemptions had not occurred. the Operating Company agrees that it will apply any monies received from the Assumption Party for the voluntary redemption of Assumed Debt to the redemption of Outstanding Debt of the series that produces the greatest savings.

Section 4. General Covenant; Indemnification.
           ---------------------------------

     (a.) Neither the Operating Company nor the Assumption Party shall take or omit to take any action which shall result in an event of default under any indenture pursuant to which Outstanding Debt has been issued.

     (b.) The Assumption Party shall indemnify and hold the Operating Company harmless from and against all losses, claims, damages, taxes, penalties, liabilities, disbursements, litigation expenses, attorney's fees and expenses or court costs arising out of any breach by the Assumption Party of any of its obligations contained herein or assumed hereunder.

     (c.) The Operating Company shall indemnify and hold the Assumption Party harmless from and against all losses, claims, damages, taxes, penalties, liabilities, disbursements, litigation expenses, attorney's fees and expenses or court costs arising out of any breach by the Operating Company of any of its obligations contained herein or contained in the Outstanding Debt and in any indenture under which Outstanding Debt has been issued and which has not been assumed by the Assumption Party.

Section 5. Events of Default.
           -----------------

     (a.) Any of the following shall constitute an "Event of Default" hereunder:

               (i) an event of default under any indenture pertaining to Outstanding Debt resulting from the failure by the Assumption Party to pay or otherwise perform an obligation assumed by it hereunder;

               (ii) the failure by the Assumption Party to make when due any reimbursement required by Section 2 hereof;

               (iii) the failure by the Assumption Party to perform any covenant
                    (other than as set forth in clauses (i) and (ii) above) on its part contained herein or assumed hereunder and the continuation of such failure for a period of thirty (30) days after the Operating Company shall have given the Assumption Party written notice thereof;

               (iv) the assumption by the Assumption Party of any of the
                    obligations assumed by it hereunder shall at any time cease to be valid and binding on the Assumption Party, or shall be declared to be null and void, or the validity or enforceability thereof shall be contested by the Assumption Party or any governmental agency or authority; or the Assumption Party shall deny in writing that it has any or further liability or obligation under this Agreement;

               (v) the Assumption Party shall fail to observe or perform any term, covenant or agreement contained in the Security Agreement on its part to be observed or performed;

               (vi) the Assumption Party shall (a) fail to make any payment, equal to or exceeding $2,000,000, of any Debt (as defined below) or to make any payment, equal to or exceeding $2,000,000, of any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt, or (b) fail to perform or observe any terms, covenant or condition on its part to be performed or observed under any agreement or instrument relating to any Debt when required to be performed or observed, and such failure shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such failure to perform or observe is to accelerate, or to permit the acceleration of, the maturity of any Debt, the unpaid principal amount of which then equals or exceeds $2,000,000. "Debt" of the Assumption Party means (a) indebtedness for borrowed money or for the deferred purchase price of property or services in respect of which the Assumption Party is liable, contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which the Assumption Party otherwise assures a creditor against loss, and (b) obligations under leases which shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases in respect of which obligations the Assumption Party is liable, contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which obligations the Assumption Party assures a creditor against loss; or

               (vii) the Assumption Party shall (a) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian or the like of itself or of its property, (b) admit in writing its inability to pay its debts generally as they become due, (c) make a general assignment for the benefit of creditors, (d) be adjudicated a bankrupt or insolvent, or
                    (e) commence a voluntary case under the Federal bankruptcy laws of the United States of America or file a voluntary petition or answer seeking reorganization, an arrangement with creditors or an order for relief or seeking to take advantage of any insolvency law or file an answer admitting the material allegations of a petition filed against it in any bankruptcy, reorganization or insolvency proceedings or corporate action shall be taken by it for the purpose of effecting any of the foregoing, or (f) if without the application, approval or consent of the Assumption Party, a proceeding shall be instituted in any court of competent jurisdiction, under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking in respect of the Assumption Party an order for relief or any adjudication in bankruptcy, reorganization dissolution, winding up, liquidation, a composition or arrangement with creditors, a readjustment of debts, the appointment of a trustee, receiver, liquidator or custodian or the like of the Assumption Party or of all or any substantial part of its assets, or other like relief in respect thereof under any bankruptcy or insolvency law, and if such proceeding is being contested by the Assumption Party in good faith, the same shall (A) result in the entry of an order for relief or any such adjudication or appointment or (B) continue undismissed, or pending and unstayed, for any period of sixty (60) consecutive days.

     (b.) Upon the occurrence and continuance of any Event of Default, the Operating Company shall be relieved and discharged from all of its obligations hereunder, and the Operating Company may, by written notice to the Assumption Party, declare the full unpaid principal amount of all indebtedness of the Assumption Party to the Operating Company hereunder to be immediately due and payable, whereupon the same shall become and be immediately due and payable without protest, presentment, notice or demand, or other formalities of any kind, all of which are expressly waived by the Assumption Party and the Operating Company may exercise any rights and remedies available to it under the Security Agreement.

Section 6. Effective Date.
           --------------

     This Agreement shall become effective as of        A.M., New York time, on
                                                 ------
           .
-----------

Section 7. Termination
           -----------

     The parties agree that this Agreement shall terminate when all of the obligations of the Assumption Party shall have been performed.

     This Agreement shall be construed in accordance with and be governed by the laws of the state of New York.

     IN WITNESS WHEREOF, the Operating Company and the Assumption Party have caused this Agreement to be executed as of the day and year first above written.

                                             The Operating Company


                                             By
                                               --------------------------------
                                               Title:


                                             [Assumption Party]


                                             By
                                               --------------------------------
                                               Title:


[Note: This Debt Assumption Agreement may be used for debt issued under more than one indenture. However, a separate Instrument of Assumption will be utilized for each separate Indenture. Due to the structural documentary differences of pollution control documents, one or more separate Debt Assumption

Agreements will be utilized for pollution control bonds, however, such agreements would be substantially similar to this Form.]

                                   Schedule 1

I.   [Identify indenture by name, date, parties]

     Name of Series      Outstanding Amount  Assumed Amount      Redemption Date
     --------------      ------------------  --------------      ---------------
     a)
     b)
     c)
     d)

II.  [Identify indenture by name, date, parties]

     Name of Series      Outstanding Amount  Assumed Amount      Redemption Date
     --------------      ------------------  --------------      ---------------
     a)
     b)
     c)
     d)


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


                                                                       EXHIBIT A

                            INSTRUMENT OF ASSUMPTION

     THIS INSTRUMENT OF ASSUMPTION, dated           , 200 , is entered into by
                                          ----------     -
The Intermediate Transmission Entity, a [corporation/limited liability company] (the "Assumption Party").

                                    RECITALS

     1. [Insert proper party, Entergy Louisiana, Inc., Entergy New Orleans, Inc., Entergy Gulf States-LA, Entergy Mississippi, Inc., or Entergy Arkansas, Inc.] has heretofore entered into the [Identify Indenture], dated as of
            (as heretofore and hereafter amended or supplemented, the
-----------
"Indenture"), with             , a                 (the "Trustee"), and has
                   ------------    ---------------
issued under the Indenture the series of outstanding debt listed in Schedule A hereto (the "Outstanding Debt").

     2.   [Insert appropriate state legislation, if any (`the Act")]

     3. The Federal Regulatory Commission ("FERC") pursuant to FERC Order 2000 established December 15, 2000, as the date by which FERC-jurisdictional transmission facilities must be committed to an independent Regional Transmission Organization.

     4. As part of the Operating Company's plan to comply with the requirements of [the Act and] FERC Order 2000, the Operating Company is transferring transmission assets to the Assumption Party, and the Assumption Party agrees to assume certain obligations with regard to the Outstanding Debt.

     5. As compensation to the Operating Company for the allocation of assets to the Assumption Party, and notwithstanding the sole liability of the Operating Company on the Outstanding Debt resulting from the Division, the Assumption Party wishes to assume certain liabilities of the Operating Company on Outstanding Debt.

     6.   The Operating Company and the Assumption Party have entered into
the Debt Assumption Agreement, dated as of       , 200  (as amended or
                                           ------     -
supplemented from time to time, the "Debt Assumption Agreement"), pursuant to which, among other things, the Assumption Party agreed to assume certain obligations of the Operating Company on the Outstanding Debt and agreed to execute and deliver to the Operating Company and the Trustee this Instrument of Assumption as evidence of the assumption of certain of such obligations;

     NOW, THEREFOR, BE IT KNOWN that, in consideration of the premises and of other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Assumption Party DOES HEREBY ASSUME:

          all of the obligations of the Operating Company to pay for each series of Outstanding Debt the aggregate principal amount of Outstanding Debt listed on Schedule A hereto as having been assumed (such portion of the Outstanding Debt so assumed, the "Assumed Debt") and the premium, if any, and interest on the Assumed Debt, such amounts to be paid on the dates, in the amounts and in the manner provided for in the Outstanding Debt and in the Indenture, whether at maturity, upon redemption or otherwise; provided, however, that, so long as no Event of Default, as defined in and under the Debt Assumption Agreement, shall have occurred and be continuing, the Assumption Party shall not have assumed the obligation to make voluntary redemptions of Outstanding Debt except for redemption directed by the Assumed Party in accordance with Section 3 of the Debt Assumption Agreement; and provided, further, that the redemption of Outstanding Debt of any series or the purchase and cancellation of Outstanding Debt of any series at the direction of, and with funds provided by, the Assumption Party in accordance with Section 3 of the Debt Assumption Agreement shall reduce the amount of Assumed Debt of such series by the principal amount of Outstanding Debt so redeemed or purchased.

          all of such obligations assumed by the Assumption Party being hereinafter called the "Assumed Obligations."

     The Assumption Party hereby agrees to pay the Assumed Obligations when due and without demand, and acknowledges that the Trustee may enforce against the Assumption Party the obligations of the Operating Company assumed hereunder by the Assumption Party, in accordance with their respective claims, whether or not demand for payment thereof shall theretofore have been made upon the Operating Company; provided, however, that the enforcement of the Assumed Obligations against the Assumption Party by such parties may be effected only in accordance with the terms of this Instrument of Assumption and that this Instrument of Assumption is not intended to confirm or create any additional rights in such parties as against the Assumption Party other than those contained herein.

     No provision of this Instrument of Assumption shall be waived, amended or supplemented except by a written instrument executed by the Operating Company, the Assumption Party and the Trustee. This Instrument of Assumption shall be governed by and be construed and interpreted in accordance with the laws of the State of New York. This Instrument of Assumption shall first become effective as
of              , New York time, on                 .
   -------------                    ----------------

     IN WITNESS WHEREOF, the Assumption Party has caused this Instrument to be executed as of the day and year first above written.

                                             [ASSUMPTION PARTY]


                                             By
                                               --------------------------------
                                               Title:
                                               Address:


[Name and address of Trustee]

[Name and address of the Operating Company]

                                   Schedule A

     Name of Series      Outstanding Amount  Assumed Amount      Redemption Date
     --------------      ------------------  --------------      ---------------
     a)
     b)
     c)
     d)